Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Vale S.A. (no 333-258466) and Vale Overseas Limited (no 333-258466-01) and Registration Statement on Form S-8 of Vale S.A. (no 333-223718) of our report dated February 16, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Rio de Janeiro, April 12, 2023

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

PricewaterhouseCoopers

Auditores Independentes Ltda.